SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2011

Commission File Number: 000-53750

PROTEONOMIX, INC.

(Name of Registrant in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3842844 (I.R.S. Employer Identification No.)
187 Mill Lane Mountainside, New Jersey (Address of Principal Executive Offices)	07052 (Zip Code)
973-544-6116 (Issuer’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 - Other Events

Proteonomix, Inc. (the "Company") issued a press release, dated December 27, 2011, entitled- "Proteonomix, Inc. (PROT) Announces Completion of Payment for Its Clinical Trial of UMK-121 in Patients with End Stage Liver Disease"

Proteonomix, Inc.(PROT) Announces Completion of Payment for Its Clinical Trial of UMK-121 in Patients with End Stage Liver Disease

MOUNTAINSIDE, NJ- December 27, 2011-- PROTEONOMIX, INC. (OTCBB:PROT), a biotechnology company focused on developing therapeutics based upon the use of human cells and their derivatives, announced today that it has completed all payments required from Proteonomix to commence a Clinical Study entitled “UMK-121 in Patients with Liver Disease.”

As previously announced, the Company entered into an Agreement to conduct the clinical trial with the University of Miami.  That Agreement required the University to pay expenses associated with the clinical study and The Company was required to assist financially with the clinical study.

Michael Cohen, President of the Company, stated: “The financing that was required to complete the Company’s obligation with respect to the Trial was provided Friday, December 23, 2011. We previously thanked the University for its generous assistance in the agreement to conduct a clinical trial of UMK-121. The Company has previously described the terms of the agreement to license and develop and the patent application of the UMK 121 technology.   The Company will work together with the University and the principal investigators to initiate the clinical study.”

Mr. Cohen continued, “Our UMK-121 pharmaceutical therapy is advancing toward its first human clinical trial in ESLD (“End Stage Liver Disease”) patients. We hope to provide patients who are suffering from this debilitating and mortal condition with alternatives. We believe that the commercialization of this technology can provide Proteonomix with significant revenue potential. According to United Network for Organ Sharing (‘UNOS’) there are over 100,000 patients on the transplant waiting list at any given time. According to the ‘NIH’) there are over 500,000 patients in end stage Kidney disease. According to Organ Donation and Transplantation (‘NWHIC’) over 60,000 Americans suffer from End Stage Liver Disease (“ESLD”).  The Company will continue to provide information about the clinical study in the upcoming weeks and months consistent with our understanding with the University and ethical considerations.”

About Proteonomix, Inc.:

Proteonomix is a biotechnology company focused on developing therapeutics based upon the use of human cells and their derivatives. The Proteonomix Family of companies includes Proteoderm, StromaCel, PRTMI and THOR Biopharma. Proteoderm, Inc. is a wholly owned subsidiary that has developed an anti-aging line of skin care products. StromaCel, Inc. develops therapeutic modalities for the treatment of Cardiovascular Disease (CVD). Proteonomix Regenerative Translational Medicine Institute, Inc. ("PRTMI") intends to focus on the translation of promising research in stem cell biology and cellular therapy to clinical applications of regenerative medicine. Proteonomix intends to create and dedicate a subsidiary to each of its technologies. Please also visit http://www.proteonomix.com/, http://www.proteoderm.com/, http://www.otcqb.com/ and http://www.sec.gov/.

Forward-looking statements:

Certain statements contained herein are "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995). Proteonomix, Inc. cautions that statements made in this press release constitute forward-looking statements and makes no guarantee of future performance. Actual results or developments may differ materially from projections. Forward-looking statements are based on estimates and opinions of management at the time statements are made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTEONOMIX, INC.

Dated: December 27, 2011

By: /s/ Michael Cohen

Name:  Michael Cohen

Chief Executive Officer